SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20509

                              FORM 8-K

                           CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                          March 11, 2002
                          --------------
                         Date of Report
               (Date of Earliest Event Reported)

                       SANGUINE CORPORATION
                       --------------------
     (Exact Name of Registrant as Specified in its Charter)

       Nevada                         0-24480                95-4347608
       ------                         -------                ----------
(State or other juris-          (Commission File No.)       (IRS Employer
diction of incorporation)                                    I.D. No.)

                    101 East Green Street, #11
                    Pasadena, California 91105
                    --------------------------
             (Address of Principal Executive Offices)

                         (626) 405-0079
                         --------------
                  Registrant's Telephone Number

Item 5.   Other.

     (a) On February 15, 2002, Sanguine Corporation ("Sanguine") entered into an Exclusive License Agreement (the "Exclusive License Agreement") with Ascendiant-Asia, LLC, a Nevada limited liability corporation ("Ascendiant-Asia"), whereby Sanguine granted to Ascendiant-Asia an exclusive license to PHER-02, the licensed products, the licensed process and all proprietary, formula, developmental, technological, intellectual property and patent rights, and all other applications of the above in certain countries in Asia, including the People's Republic of China, Thailand, Laos, Cambodia, Vietnam, Singapore, Malaysia, Indonesia, North Korea, Burma, Mongolia and Taiwan (the "Territory").

     The parties, in order to maintain and preserve the rights granted in the Exclusive License Agreement, agreed to certain minimum levels of annual production of the licensed products after completion of all clinical tests, studies and trials: 500,000 units produced the first 12 months, 1,000,000 units produced the second 12 months and 1,000,000 units produced every year thereafter. A unit produced consists of 200 milliliters of the licensed product that is ready for commercial use. If these minimums are not achieved, Ascendiant-Asia will pay a royalty to Sanguine as if the minimum production levels were achieved. A royalty payment is equal to $5.00 for each and every 200 milliliter unit produced and is to be paid quarterly. If not paid, Sanguine may terminate the Exclusive License Agreement. The Exclusive License Agreement has a term of 25 years from February 15, 2002, with a possible extension of 10 years after the expiration of the original term.

     The Exclusive License Agreement also has miscellaneous provisions, among others, for the parties to keep reports and records, to maintain the requisite patent or patents, action regarding infringement of the patent or patents and to indemnify and hold each other harmless against certain applicable claims.

     These are the material terms and provisions of the Exclusive
License Agreement that is attached hereto and incorporated herein. Further information can be obtained by reviewing the actual instrument that is described below under Item 7.

     (b) On February 20, 2002, Sanguine also executed and delivered three Warrants under which they granted to Richard H. Walker, Mark Bergendahl and Bradley J. Wilhite warrants to acquire 1,000,000 shares each of common stock of Sanguine at an exercise price of $0.15 per share (the "Warrants").

     Each of the Warrants provided, among other things, for:

               the issuance of 1,000,000 Warrants convertible into shares of our common stock;

               the Warrants to expire on February 21, 2005;

               protection against dilution in certain events, including the payment of dividends or splits or in the event of any merger where we are not the survivor, or any reclassification or capital reorganization;

               the granting of "registration rights" covering the exercise of the Warrants, through registration with the Securities and Exchange Commission; and

               The Warrants are "callable" at any time the common stock of the Company trades at a price of no less than $1.00 for ten consecutive trading days, based upon the resolutions of the Board of Directors that approved the Warrants.

     These are the material terms and provisions of the Warrants that are attached hereto and incorporated herein. Further information can be obtained by reviewing the actual instruments that are described below under
Item 7.

     (c) On March 11, 2002, the Board of Directors adopted resolutions pursuant to which the Company entered into the following agreements with First York Partners, Inc. ("First York Partners"), as described below:

               A 5% Convertible Note for the sum of $25,000 convertible at the lesser of (i) $.08; or (ii) sixty-six and two-thirds percent (66-2/3%) of the average of the closing bid prices as reported by the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, New York Stock Exchange or "Pink Sheets" (whichever of the foregoing is at the time the principal trading exchange or market for the common stock, the "Principal Market"), or if not then trading on a Principal Market, such other principal market or exchange where the common stock is listed or traded for the five trading days immediately preceding but not including a conversion date;

               A Common Stock Purchase Warrant for the right to purchase 5,937,500 shares of common stock of the Company exercisable at a purchase price of $.08, provided, however, the purchase price shall be adjusted to be sixty-six and two-thirds percent (66-2/3%) of the average of the closing bid prices for the Common Stock as reported for the Principal Market (as defined in Section 10(d) of this Warrant) for the five trading days preceding but not including the effective date of the registration statement referred to in Section 10.1(iv) of the Subscription Agreement. Except in connection with other adjustments set forth in this Warrant the Purchase Price will not be adjusted below $.08;

               A related Subscription Agreement regarding the 5% convertible note and the Common Stock Purchase Warrant, granting, among other rights, registration rights of the exercise and or conversion of any of the notes and/or warrants described, protection against dilution in certain events, including the payment of dividends or splits or in the event of any merger where we are not the survivor, or any reclassification or capital reorganization, and call provisions for the benefit of the Company;

               A related Fund Escrow Agreement respecting the disbursement of the proceeds of the 5% convertible note and related matters; and

               A $3,750 5% convertible note to Barbara R. Mittman for legal services rendered regarding all of the foregoing on behalf of First York Partners convertible at the lesser of (i) $.08; or (ii) sixty-six and two-thirds percent (66-2/3%) of the average of the closing bid prices as reported by the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, New York Stock Exchange or "Pink Sheets" (whichever of the foregoing is at the time the principal trading exchange or market for the common stock, the "Principal Market"), or if not then trading on a Principal Market, such other principal market or exchange where the common stock is listed or traded for the five trading days immediately preceding but not including a conversion date.

     Copies of the Subscription Agreement regarding a 5% Convertible Note convertible into shares of the Company's $0.001 par value common stock; the related Common Stock Purchase Warrants; the related Convertible Note; and the related Funds Escrow Agreement; and the related Subscription Agreement are attached hereto and incorporated herein by reference. See Item 7.

     (d) On March 11, 2002, the Board of Directors also adopted resolutions pursuant to which the Company approved an Engagement Letter to engage Leonard W. Burningham, Esq. to perform certain legal services for the Company and that included the granting of certain warrants to Mr. Burningham (the "Burningham Warrant"). Copies of the Engagement Letter and the Burningham Warrant are attached hereto and incorporated herein by reference. See Item 7.

     The Company authorized the grant to Mr. Burningham of a warrant to acquire 500,000 shares of common stock of the Company at an exercise price of 50% of the bid price for the five trading days prior to the date of exercise at the end of any monthly billing cycle or $0.08 (Eight Cents) per share, whichever is lower, payable in cash or services, to expire on March 11, 2005, and approved the "registration rights" contained in the Burningham Warrant. The terms of the Burningham Warrant are substantially identical to those of the Warrants granted to Messrs. Walker, Bergendahl and Wilhite that are described above under subparagraph (b) of this Item, with the exception of the exercise price and the fact that the Burningham Warrant can be exercised and paid through the performance of services.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

          (a)  Financial Statements of Businesses Acquired.

               None; not applicable.

          (b)  Pro Forma Financial Information.

               None; not applicable.

          Exhibits.

Exhibit
Number                   Description
------                   -----------

10.1                     Exclusive License Agreement

10.2                     Subscription Agreement
                         Exhibit A-Form of Note
                              Exhibit B-Form of Legal Opinion
                              Exhibit C-Form of Warrant
                              Schedule 2(d)-Additional Issuances
                              Schedule 2(t)-Capitalization

10.3                     Funds Escrow Agreement

10.4                     Engagement Letter

99.1                     Warrant of Richard H. Walker

99.2                     Warrant of Mark Bergendahl

99.3                     Warrant of Bradley J. Wilhite

99.4                 Warrant of Leonard W. Burningham, Esq.

99.5                     Press Release dated February 21, 2002

99.6 Minutes of Special Meeting of the Board of Directors on March 11, 2002, regarding the foregoing.

Item 9.   FD Disclosure

         Please see Exhibit 99.5, which is the Press Release regarding the certain of the matters reported in Item 5.

                             SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SANGUINE CORPORATION


Date: 3/25/02                 By:/s/Thomas C. Drees
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                                 Thomas C. Drees, Ph.D.
                                 CEO, President and Chairman of the Board of
                                 Directors